EXHIBIT 4.1

     Service Agreement and Compensatory Arrangements between Registrants and Members of the Managing Board:

o Compensation and Benefits Regulations for the Chairman and Members of the Managing Board ABN AMRO Bank N.V. 2000

o Pension regulations applicable to participants appointed to the Managing Board prior to January 1, 2000, replacing paragraph A1-Pension as included in the Compensation & Benefits Regulations

o English translation of the Letter of Appointment dated July 17, 2000 of Mr. Rijkman Groenink to the Managing Board*

o Letter dated June 27, 2001 by the Supervisory Board to the Chairman of the Managing Board with respect to the new reward arrangements including performance share plan for the Chairman and other members of the Managing Board, effective from January 1, 2001*

o Letter dated July 17, 2002 by the Supervisory Board to the Chairman of the Managing Board with respect to the bonus definition for 2002*

o Letter dated August 16, 2002 by the Supervisory Board to the Chairman of the Managing Board with respect to the adjustment of the performance share plan for the Chairman and other members of the Managing Board*


* Although the level of compensation varies, as disclosed in the report on Form 20-F for the year 2002, arrangements are the same in all other material respect for each member of the Managing Board. As further disclosed in the 2002 Form 20-F, Mr. Scott-Barrett receives an additional foreigner allowance.

                      COMPENSATION & BENEFITS REGULATIONS


                              Chairman and Members

                                     of the

                                 Managing Board

                               ABN AMRO Bank N.V.



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Definitions

In these Compensation & Benefits Regulations, unless expressly stated to the contrary, the term "Member" is used to refer to all Members of the Managing Board ABN AMRO Bank N.V. including the Chairman of the Managing Board, unless expressly stated to the contrary. Furthermore, the following abbreviations are used:

* Compensation & Benefits Regulations for the Chairman and Members of the Managing Board of ABN AMRO Bank N.V. and ABN AMRO Holding N.V.:
     the C&B Regulations

*    The Managing Board of ABN AMRO Bank N.V.:
     the Board

* The Chairman of the Managing Board of ABN AMRO Bank N.V. and ABN AMRO Holding N.V.:
     the Chairman

* The Member of the Managing Board of ABN AMRO Bank N.V. and ABN AMRO Holding N.V.:
     the Member MB

*    ABN AMRO Bank N.V.:
     ABN AMRO

*    ABN AMRO Bank Holding N.V.:
     the Holding Company

*    Supervisory Board of ABN AMRO Bank N.V.:
     the Supervisory Board


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CONTENTS:

                                      Definitions

Remuneration               P1    Term and termination of employment
                           P2    Salary
                           P3    Profit-sharing bonus
                           P4    Long-service bonus
                           P5    Retirement bonus
                           P6    Supervisory directorships
                           P7    Car / chauffeur
                           P8    Expenses allowance
                           P9    Security
                           P10   Holiday

Entitlements               A1    Pension
                           A2    Disability allowances
                           A3    Personal accident insurance / Travel insurance

Facilities                 F1    Personnel conditions for bank services
                           F2    Contribution health insurance

Termination of
employment                 B1    Compensation
                           B2    Competition clause

Disputes                   G1    Applicable Law

Amendments                 W1    Amendments

                                 Appendix:
                                 Rules Compensation Supervisory Directorships


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P1 - Terms and termination of employment

The Member MB is employed by ABN AMRO Bank N.V. indefinitely, subject to the understanding that employment will cease on the date that the General Meeting of Shareholders takes place, following the date that the Member MB reaches sixty-two years of age. At this date the Member MB becomes eligible for the regular old age pension.

The Member MB's employment can however be terminated at any time after the Member MB's 60th birthday, either by choice of the Member MB or of ABN AMRO. The pension scheme as stated in section A1, sub b of the C&B Regulations, is applicable. In the event of early retirement the Member MB will consult the Chairman at least six months prior to the intended date of retirement. If the Chairman opts for early retirement he will consult the Chairman of the Supervisory Board at least six months prior to the intended date of retirement.

The Member MB may terminate his employment subject to provision of three months' written notice. ABN AMRO may terminate the Member MB's employment subject to provision of six months' written notice.
If employment is terminated, it will always be with effect from the last day of a calendar month. In case ABN AMRO decides to dismiss the Member MB, for other reasons then an urgent cause as mentioned in articles 7:677/678 Dutch Civil Code, ABN AMRO will compensate the Member MB as stated in section B1 of the C&B Regulations.

Where rights under the Member MB's contract of employment are based upon the duration of employment, employment will be deemed to have started on the first day that the Member MB entered the service of ABN AMRO, or of one of ABN AMRO's legal predecessors, or of an ABN AMRO-affiliated company.


P2 - Salary
The Member MB will receive a gross annual salary, which includes the statutory holiday allowance. The annual salary will be paid in twelve equal monthly instalments (the amount of which is referred to hereinafter as the monthly salary) at the end of each calendar month, less all statutory deductions and contributions. The gross annual salary over the year 2000 amounts to NLG 1,252,258 for the Members MB and to NLG 1,502,710 for the Chairman.


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Each year, before 1 January, the Supervisory Board will decide on the salary increase percentage for the coming year on the basis of its findings. The same increase percentage will be applied to the salaries of both Chairman and Members of the Board


P3 Profit-sharing bonus

In addition to the annual salary as stated in section P2 of the C&B Regulations, the Member MB is entitled to an annual profit-sharing bonus.

The gross basic profitsharing bonus for the Member MB is NLG 508,567 and for the Chairman NLG 593,394 per financial year. These basic sums are related to the dividend per ordinary share in the Holding Company paid in respect of the financial year 1998. (i.e. NLG 1,27).
Each year, the profit-sharing bonus will increase or decrease by a percentage equal to the percentage by which the dividend per share in the Holding Company for the year in question rises or falls relative to the previous year.

The profit-sharing bonus is paid not more than one month after the dividend has been agreed by the General Meeting of Shareholders in the Holding Company.

The profit-sharing bonus will not be less than a third of the annual salary as earned in the previous year as indicated in section P2 of The C&B Regulations.

In respect of the first full year of his appointment, the Member MB is entitled to 50% of the applicable profit-sharing bonus mentioned above.


P4 Long-service bonus

The Member MB is entitled to a bonus payment equalling his last monthly salary, when he has been in service for 25 full years, counting from the date on which his employment commenced. When the Member MB has been in service for 40 full years, he is entitled to a bonus payment equal to 1.5 times his last monthly salary.

The Member MB will be liable for any taxes payable in respect of this long-service bonus.


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P5 Retirement bonus

If, on reaching pensionable age, or when being prematurely relieved of his actieve duties by ABN AMRO or following a period of being incapacitated for work, the Member MB has been in service for at least 10 full years, counting from the date on which his employment commenced, he is entitled to a retirement bonus, payable when he leaves ABN AMRO's service.

The amount payable will be as follows:
- given service of between 10 and 19 full years: 25% of the last monthly salary earned;
-  given service of 20 full years: 50% of the last monthly salary earned;
- given service of 21 or more full years: 50% of the last monthly salary earned, plus an additional 5% of the last monthly salary he earned for each full year of service above twenty.

The Member MB will be liable for any taxes payable in respect of this retirement bonus.


P6 Supervisory directorships

The Member MB is not allowed to sit on any company's supervisory board of directors without the prior consent of the Board.
Between the Members MB an agreement, approved by the Supervisory Board, is applicable. On the basis of this arrangement the Members MB bring in their honoraria in a so called "honoraria pool". This sees to the honoraria they received in respect of supervisory directorships to which they have been appointed for reasons which do not relate directly to ABN AMRO or to the Holding Company. These honoraria are to be divided between the Members MB as described in the attached appendix - Regulations Compensation Supervisory directorships and Other Employment, which forms part of the C&B Regulations.

After retirement the Member MB shall not aspire to sit on the Holding Company's nor on ABN AMRO's supervisory board of directors, unless he parts as Chairman of the Board.


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The Member MB needs the consent of the Chairman of the Supervisory Board when he whishes to accept a paid post in a public office/ civil service, when he is doing business for his own account, when he whishes to accept a administrative position or a position on a Board in a company which is not affiliated with the Holding Company or ABN AMRO or when he whishes to be a managing partner.

The Member MB shall inform the Chairman of the Supervisory Board of any other external positions which he is offered, unless the position clearly relates to his private life. The Member MB is allowed to accept the abovementioned positions only when it is in the best interest of the Holding Company or ABN AMRO, with the exeption of a position which relates to the private life. In this case however, this position must not influence the Member MBs' performance at ABN AMRO, nor may it have a negative effect on the good name of ABN AMRO. The Chairman of the Supervisory Board will judge if this is the case.


P7 Lease vehicle / Chauffeur

The Member MB is entitled to the use, at ABN AMRO's expense, of a lease vehicle. The general guideline for the monthly standard rental is NLG 6.750,- a month, including all costs. This amount is based upon a lease term of 36 months or a vehicle kilometrage up to 150.000 kilometres. A list of suitable vehicles is available on request. The vehicle may be used for private purposes.
During business trips, including travel for representative purposes, the Member MB is entitled to a chauffeur at ABN AMRO's expense.


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P8 - Expenses allowance

The Chairman and the Members MB are entitled to an annual allowance in respect of general entertainment expenses, currently set at NLG 12.000 for the Member MB and NLG 16.500 for the Chairman. Under the present regulations, since 1 October 1999, 75% of the annual allowance is not subject to tax, therefore payable on a net basis, whereas 25% is subject to tax and therefore paid on a gross basis.
Both amounts are payable in four equal instalments at the end of each quarter. The allowance is intended to cover the following list of business expenses, which may not therefore be reclaimed through other channels:

o    costs of management functions for business purposes;
o contributions to professional associations and expenses incurred travelling to and attending meetings of these associations;
o    subscriptions to professional journals;
o subscription to a third daily paper or current affairs journal (the first and second subscriptions being at the Director's personal expense);
o study materials, books and other such items required to maintain and augment professional knowledge (including depreciation in the value of professional encyclopaedias);
o the cost of attending study meetings and participating in the activities of interbank committees;
o contributions to collections made in connection with the birthday, anniversary, parenthood, wedding or departure of a colleague and other such events;
o    business-related telephone expenses;
o    meetings with bank personnel at home or elsewhere;
o    reception of business contacts at home and/or a second home;
o    contributions to collections, local activities, etc;
o    minor expenses in connection with congresses, excursions, meetings, etc;
o    business lunches, dining with colleagues;
o    business gifts, cost of visiting business contacts (flowers, gifts, etc);
o the expense of travelling by public transport (including taxi) for up to. 20 km to visit clients, offices, other banks and in connection with foreign business travel;
o minor expenses for items such as lunch, parking*, tolls, ferry crossings, telephony and other disbursements while travelling (*where the VIP Valet Parking Service at Schiphol is not used);
o    the presentation of cigars, cigarettes, etc;
o for executives with lease vehicles: expenses incurred while on foreign holidays in connection with minor repairs and the use of ferries, toll roads, car-trains, etc;
o    computers, word-processors etc


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P9 - Security

The Member MB's private house is secured adequately for ABN AMRO's account up to three years after retirement. After that time the security-contract can be continued at the Member MB's own expense.


P10 - Holiday

The Member MB is entitled to 30 working days' holiday leave per calendar year.



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A1 - Pension

The Member MB will be provided with pension benefits the accrual rate of which will be equivalent to that determined by the Pension Plan Rules of the Stichting Pensioenfonds of ABN AMRO Bank N.V. and by the supplementary provisions set out below. The delivery of these benefits will be via participation within funded and/or unfunded arrangements between the Member MB and ABN AMRO Bank N.V. subject to statutory/regulatory requirements.
In any event the following supplementary provisions are applicable to the Member MB:

After 30 pensionable years the Member MB is entitled to an old age pension of 70% of his final pensionbase. The pensionbase derives from the pensionable salary, by deducting a franchise, amounting to 10/7 x 2 x the AOW-benefits (Dutch State Pension), including holiday-allowance, to a married person entitled to AOW-benefits, whose spouse has reached the age of 65 or higher.

In case the active employement with ABN AMRO ends before the age of 60, except in the event of incapacity for work, the old age pension is deducted with a part of 1/Ne for every year or part of the year the employment is terminated before the age of 60. "N" stands for: the years of employment at the first day of the month after reaching the age of 60, with a maximum of 30 years. The old age pension - whether or not postponed - on which the above mentioned reduction is put into effect, shall not be less than the old age pension calculated according the Pension Plan Rules.

The pensionable salary equals the annual basic salary on January 1 preceding the termination date of the participation in the pension scheme.

The survivor's pension is 75% of the old age pension. In the event of death during the employment with ABN AMRO, the old age pension will be calculated on the basis of the projected pensionable service years to the normal retirement date.

The orphan's pension is 15% of the old age pension per child, until the child reaches the age of 18. The orphan's pension will be continued up to the age of 27 years if and as long as the child receives schooling or a professional education and only when the child doesn't earn enough to make a living.


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The following also applies.
a. The normal retirement date shall be considered the day after the date the annual meeting of shareholders takes place, following the date the Member MB reaches the age of 62.
b. From the date the age of 60 years has been reached, an early retirement with pension entitlements as if the Member MB retired at the normal retirement date as stated in subsection a. is possible. The initiative can be taken both by the Member MB and ABN AMRO.
c. The old age pension is 70% of the final pension base when the Member MB has worked for less than 30, but at least 20 or more pensionable years. This old age pension will be deducted with any old age pension that was built up during an employment with a third party or during a period of private enterprise or profession and that will come to benefit on the day that pension becomes effective.
d. If there are less than 20 pensionable service years at ABN AMRO a pension accrual of 3,5% per year will be applicable.

Transition arrangement up to the age of 65
From the retirement date up to the month the Member MB reaches the age of 65, the pension will be supplemented with 70% of the above-mentioned franchise. If the Member is employed less than 20 years, the supplement is N/20 x 70% of the franchise.

Furthermore, up to the month in which the age of 65 is reached, a supplement will be paid that equals the AOW-premium which the ABN AMRO Pensionfund previous to the mentioned time has to deduct from the amount of the old age pension and the supplement together, according to the law.

When the pension rights with a former (employer's) insurer cannot be transferred to the ABN AMRO Pensionfund, a temporary pension amounting to the lack of supplement pension shall be provided until the pension that was build up elsewhere, is paid out. The temporary pension will be deducted from the pension received from the ABN AMRO pensionfund.


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A2 Disability allowances

If the Member MB should be incapacitated for work, ABN AMRO's general rules on incapacity will apply, insofar the C&B Regulations contain no provision to the contrary.

Provided that the physical or mental condition of the Member MB gives cause, the Supervisory Board is justified to relieve the Member MB on his active duties on the conditions stated below.

If so required the Member MB has to submit to a medical examination. If at least 2/3 of the Members of the Board are of the opinion that the Member MB should be relieved of his active duties, the Board can put in a request at the Supervisory Board for this purpose. The Supervisory Board shall decide upon the request as soon as possible.

a. During the first year of the inactive period the disability allowance equals the gross income as if there had been no disability. In the event the Member MB has reached the age of 60 at the start of the inactive period, the allowance will not be paid. In that case the pensionscheme is applicable.
b. Twelve months after the start of the inactive period up to the pensionable age, the Member MB is entitled to a temporary allowance that equals the pension that he would have received if the active employment was continued until the pensionable age. Social Benefits to which the Member MB is entitled will be deducted from the temporary allowance.
c. If the Member MB is incapacitated for work and will not be relieved of his active duties, he is entitled to 70% of a reference sum consisting of the annual salary and the profit-sharing bonus referred to in P3 until he reaches the age of 60 years. Social Benefits to which the Member MB is entitled will be deducted.


A3 Personal accident insurance / Travel insurance

The Member MB is insured against personal accidents. The insurance provides for payment of a lump sum in the event of death or of total or permanent invalidity, resulting from an accident. The cover applies 24 hours a day, irrespective of the Member MB's location, whether he is working or not.


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The sums assured are as follows:
NLG 1,250,000 in the event of death, payable to one or more beneficiaries nominated by the insured.
NLG 1,250,000 in the event of permanent invalidity, payable to the insured.

In the event of death, the standard beneficiary is defined as the spouse or partner with whom a co-habitation contract has been closed or, in the absence of any such person, the legal heir of the insured, unless the legal heir should be the State of the Netherlands. The insured may at any time nominate another party as beneficiary or revise an earlier nomination by notifying the Corporate Insurance Management Department of his wishes in writing.

Benefits paid under this policy do not effect entitlement to any supplement of the kind referred to in section A2 of the C&B regulations.

Continuous travel insurance
In addition to accident insurance, the Member MB is covered by strictly personal 24-hour travel insurance covering luggage, money, negotiable papers and additional expenditure. This insurance is valid for all business or private journeys to any part of the world. ABN AMRO pays the insurance premium. The Member MB has the option of extending cover at his own expense to include members of his immediate family.

For more information regarding the relevant policies the Member MB can approach the Corporate Insurance Management Department.



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F1 - Personnel Conditions for bank services

ABN AMRO's personnel conditions for bank services - for employes on active duty
- apply equally to the Member MB.

The Member MB shall only facilitate any credit facility on behalf of himself after previous consent of the Chairman, who if necessary can consult the Chairman of the Supervisory Board.
The Chairman needs approval of the Chairman of the Supervisory Board when he wants to facilitate a credit facility for himself.


F2 - Health insurance

As a participant in the present collective health insurance scheme, the Member MB is entitled to an employer's contribution to the premium payable in respect of cover for himself and his immediate family. ABN AMRO's general conditions apply.



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B1 Compensation

In the event the employment of the Member MB is terminated on behalf of ABN AMRO, he is entitled to a non-recurrent compensation. Among other things, the following shall be taken in consideration.

1.   The income the Member MB received at the moment of dismissal.
2. The duration of the employment as Member of the Board (in this context is reffered to the last paragraph of section P1 of the C&B Regulations) and the status in society because of this position.
3. The implausibility that the Member MB, after having been dismissed, will succeed in finding a similar position (also taken into consideration the current competition clause) which in status and in remuneration equals the position as Member MB.
4. The rights to a postponed pension to which the Member MB is entitled when leaving the employment of ABN AMRO, compared to the entitlement to the pension he could have received when he would have been able to fulfill the maximum of year in employment of ABN AMRO.
5.   The grounds of the dismissal.

The compensation shall at least equal the gross annual salary and profit-sharing bonus which the Member MB received at the time of dismissal, unless the Member MB himself is to a greater extent responsible for the dismissal. The actual compensation amount will be fixed within the Supervisory Board's discretion.


B 2 Competition Clause

Within one year after the employment of the Member MB is terminated - either on his own initiative or initiated by ABN AMRO-, he will not accept similar employment with an institution that competes with ABN AMRO or the Holding Company, unless with the explicit consent of the Supervisory Board.


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G1 Applicable Law

The C&B Regulations are covered by Dutch law. Any disputes concerning The C&B Regulations, the annexed clauses and the letter of appointment, will initially be referred exclusively to the competent court in Amsterdam.




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W1 Amendments

The Supervisory Board can unilaterally alter the C&B Regulations at all times.



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



                                  Appendix D2





To the pension regulations applicable to participants appointed to Top Executive prior to 1 January 2000.








Note: this appendix and the pensionregulations (version 01 July 2001) replace paragraph A1-Pension as included in the Compensation & Benefits Regulations for Chairman and Members of the Managing Board ABN AMRO Bank N.V. 2000

                              PENSION REGULATIONS


The provisions of the 2000 pension regulations of the Stichting Pensioenfonds van de ABN AMRO Bank N.V. shall apply to Top Executives, subject to the following variations.

"Top Executive" is used to refer to member of the Managing Board, Executive Vice President, Managing Director and Regional Manager NL.

Contrary to the said pension regulations the following provisions shall apply:

Article 6 Standard pensionable amount

From the beginning of 2001 "Standard pensionable income" shall mean 90% of the annual gross salary applicable to the "Top Executive", unless the pensionable salary prior to 1 January 2000 was calculated on the basis of 16/12 x annual gross salary. In that event the pensionable salary will be equal to the annual gross salary, including fixed allowance.

Article 26 Transitional provisions

Clause 1(b)
The words "the pension regulations in force as of this date" shall be understood to mean the pension regulations of the Fund as applicable on 31 December 1999, together with the following supplementary provisions and variations.

Retirement date
---------------
From the beginning of 2001 "Retirement date" shall mean the first day of the month following that in which the participant or former participant reaches sixty-two years of age.

Pensionable salary
------------------
Pensionable salary shall be equal to 90% of the Top Executive's annual gross salary, unless the pensionable salary prior to 1 January 2000 was calculated on the basis of 16/12 x annual gross salary. In that event the pensionable salary will be equal to the annual gross salary, including fixed allowance.

AOW deductible
--------------
The AOW deductible shall be equal to 10/7 x 2 x the AOW (State Old-Age Pension
Act) benefit, inclusive of holiday allowance, that is payable to a married pensioner whose spouse is 65 or older, any increase resulting from the introduction of the "Oort legislation" being ignored.

Retirement pension
------------------
In respect of 30 or more years' service: 70% of the pensionable amount.
In respect of more than 20 years but less than 30 years' service: 70% of the pensionable amount, less any pension accrued elsewhere.
In respect of less than 20 years' service: a/20 x 70% of the pensionable amount, less a/20 of pension accrued elsewhere, where a/20 represents the number of years of service expressed as a fraction of 20 years, based on a retirement age of 62.

Pension accrued elsewhere shall be understood to mean the amount of pension accrued in the employment of a third party or as a self-employed person or person practising an independent profession, which will be paid on the date when payment of that pension commences.

If the active service is terminated prior to the age of 62, other than as a result of occupational disability, the retirement pension that can be achieved shall be reduced by 1/N for each year or part-year before the age of 62 that the employment is terminated. "N" shall mean the number of years of service that would have been achieved on the first of the month following the 62nd birthday of the person concerned, up to a maximum of 30 years. However, in the event of prior resignation or


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dismissal, the accrued retirement pension shall not be less than the accrued retirement pension as referred to in the pension regulations.

Supplementary provision for service outside the Netherlands
-----------------------------------------------------------
A Top Executive who, on account of his employment with the bank, works or has worked outside the Netherlands and for that reason suffers or has suffered a loss in his accrual of AOW (State Old-Age Pension Act) entitlements shall be compensated by the bank for that loss in his pension benefit. Any other agreements relating to current or past employment outside the Netherlands are thereby cancelled.

Any benefits paid under statutory provisions and/or other customary benefits paid by public or private bodies in countries other than the Netherlands, whether periodic or lump sum, shall also be deducted from the retirement pension. The amount deducted shall be determined in proportion to the years of service outside the Netherlands, insofar as the entitlement to the said foreign benefits arose during the participant's service abroad with the bank or its legal predecessors and relates to those years which were taken into account in determining the said foreign benefits. Any element obtained as a result of voluntary contributions shall be ignored. The deduction shall be made with effect from the date on which payment of such non-Dutch benefits commence, but not earlier than the retirement date.

Temporary early retirement from the age of 62 to 65
---------------------------------------------------
With effect from the retirement date up until the month in which the early retiree reaches sixty-fice years of age, a pension supplement equal to 70% of the AOW deductible shall be paid. In the event of less than 20 years' service the supplement paid shall be N/20 x 70% of the AOW deductible, where N stands for the actual number of years of service.

If the value of any pension entitlements accrued elsewhere cannot be transferred when joining the present pension fund, or if the option to do so cannot be taken up if this opportunity is subsequently offered generally, a temporary early retirement benefit equal to the supplementary pension lost as a result of the non-transfer of pension entitlements accrued elsewhere shall be paid until such time as payment of the pension accrued elsewhere commences. This temporary benefit will be deducted from the pension to be obtained from the pension fund associated with the bank.

Up until the month in which the early retiree turns 65, a supplement shall also be paid, equal to the AOW contribution under the General Old-Age Pension Act that the pension fund is legally obliged to deduct from the combined total of the retirement pension and the supplements payable by the Fund until that moment.

Clause 3
On the first day of the month following that in which the participant reaches sixty-two years of age, the standard pension provision must be at least adequate to finance the following pension entitlements:

At least 85% of the pensions which could have been reached at the age of 62 under the pension regulations and supplement thereto which were in force on 31 December 1999, if those pension regulations and supplement thereto had remained in force.

Clause 4
On the first day of the month following that in which the participant reaches sixty-two years of age, the standard pension provision must be at least adequate to finance the following pension entitlements:

At least the pensions which could have been reached at the age of 62 under the pension regulations and supplement thereto which were in force on 31 December 1999, if those pension regulations and supplement thereto had remained in force.


                                                                     Page 3 / 4

In addition, the following non-standard provisions shall apply to Managing Board members:


Article 21 Pension entitlements on retirement

Clause 1
The retirement date shall be the day after the date of the annual meeting that follows the date on which the Managing Board member reaches sixty-two years of age. With effect from the date on which he turns 60, it shall be possible for the Managing Board member - on his own or the Bank's initiative - to take early retirement and receive an early-retirement pension, while still retaining the pension entitlements he would have enjoyed if he had retired on the retirement date.


Article 26 Transitional provisions

Clause 1(b)
Retirement date
---------------
"Retirement date" shall mean the first day of the month following that in which the participant or former participant reaches sixty-two years of age. With effect from the date on which he turns 60, it shall be possible for the Managing Board member - on his own or the Bank's initiative - to take early retirement and receive an early-retirement pension, while still retaining the pension entitlements he would have enjoyed if he had retired on the retirement date.

[GRAPHIC] ABN-AMRO



Private & Confidential

Mr R.W.J. Groenink


                                                        Amsterdam, 17 July 2000


Dear Mr Groenink,

We herewith confirm your appointment as Chairman of the Managing Board of ABN AMRO Bank N.V. (hereinafter referred to as: the Bank) and ABN AMRO Holding N.V. (hereinafter referred to as: the Holding) from 10 May 2000.

With this letter and the attached Compensation & Benefits Regulations for Chairman and Members Managing Board ABN AMRO Bank N.V. (hereinafter referred to as the C&B Rgulations) we wish to confirm the conditions of employment and other provisions as they are applicable with retrospective effect to 10 May 2000. These new conditions of employment and other provisions will replace all the previous - verbal and/or written - agreements concluded with you.

In this letter we also confirm that regarding the performance year 2000 the Supervisory Board on a one-off non obligatory commitment has decided to replace some items of the applicable C&B Regulations with some special provisions as described in the following.

This one-off decision should be seen as a first step in the direction to come to a new remuneration package for Chairman and Members MB per 2001. The leading thought behind it is to come to a balanced package which should give room for a balance between remuneration elements linked to the performance of the Bank in past, present and future. This remuneration package presumably will also give room for more variation in pay and less room for more or less guaranteed income.

The performance of the Bank will have to be measured by way of clearly to be defined criteria based on the system of Managing for Value and to be reflected in a remuneration package that will fit in with remuneration packages used within a peergroup in the Netherlands, but also on a more international scope.

[GRAPHIC] ABN-AMRO

Page: 2
Date: 17 July 2000
To:   Mr R.W.J. Groenink


The general provisions are included in the C&B Regulations. The general provisions and the special provisions for the performance year 2000 are listed below:

1. Your annual salary as Member Managing Board amounts to NLG 1,252,258 gross and will be applicable until the appointment date 10 May 2000. From 10 May 2000 for you as Chairman the salary will be NLG 1,502,710, which represents an uplift of 20% with respect to the salary for the Members of the Managing Board. The statutory holiday allowance is included in this salary. The annual salary will be paid in twelve equal monthly instalments at the end of each calendarmonth, less all statutory deductions and contributions.

2. In Clause P3 of the C&B Regulations the profitsharing bonus scheme is described. This clause however will not be applicable for the performance year 2000. The Supervisory Board has reached this decision as a first step towards a remuneration package with less guaranteed income-components, so that the dividend related profitsharing bonus arrangement over the performance-year 2000 will not be applicable. On a one-off, non obligatory basis the profitsharing bonus scheme will be replaced by the following bonus scheme in which the increase in the earnings per share (e.p.s.) over the year 2000 will be determining the outcome of the bonus over the year 2000:

         -------------------------------------------------------------------
                                        Bonus (multiplication factor of
                                        monthly salary as earned in the year
         EPS growth in percentage:      2000 = NLG 104.355)
         -------------------------------------------------------------------
         <= 7                           4
         -------------------------------------------------------------------
         <= 8                           5,5
         -------------------------------------------------------------------
         <= 9                           7
         -------------------------------------------------------------------
         < 10                           8,5
         -------------------------------------------------------------------
         =>10                           10
         -------------------------------------------------------------------
         => 11                          11
         -------------------------------------------------------------------
         => 12                          12
         -------------------------------------------------------------------
         => 13                          13
         -------------------------------------------------------------------
         => 14                          14
         -------------------------------------------------------------------
         => 15                          15
         -------------------------------------------------------------------
         => 16                          16
         -------------------------------------------------------------------
         => 17                          17
         -------------------------------------------------------------------
         => 18                          18
         -------------------------------------------------------------------
         => 19                          19
         -------------------------------------------------------------------
         => 20                          20
         -------------------------------------------------------------------

[GRAPHIC] ABN-AMRO

Page: 3
Date: 17 July 2000
To:   Mr R.W.J. Groenink


     The bonus amount is expressed in the above mentioned multiplication factor of the monthly salary, which for the year 2000 comes to NLG 104.355,- gross for the Members of the Managing Board and for you as Chairman the average of the 2000 salary will be used.

     The bonus will be paid in May 2001 and will not be less than a third of the annual salary as earned in the previous year and will be maximised at 20 times this monthly salary, for the Chairman the average monthly salary as applicable in 2000. We herewith expressly state that this bonusscheme will only be applicable over the year 2000.

3. The executive stock option plan is not yet contained in the C&B Regulations, but since last year the stock option plan forms part of the MB remuneration package. With respect to the option plan it has been decided that regarding the performance year 2000 (with grant in 2001) the following scale is applicable, which with regard to the performance year 1999 has been adjusted in both upward and downward potential. The further details of the stock option plan will be elaborated in the coming months and you will be informed on that in a later stadium.

        -----------------------------------------------------------------
        EPS growth = Y       Number of options as a multiple of
                             targetnumber - performance-year 2000,
                             grant in 2001 = N
        -----------------------------------------------------------------
                             FORMULA             Managing Board (2001)
        -----------------------------------------------------------------
        Y => 30%             2N                  80,000
        -----------------------------------------------------------------
        27.5% <=  Y < 30%    1.875N              75,000
        -----------------------------------------------------------------
        25% <=  Y < 27.5%    1.75N               70,000
        -----------------------------------------------------------------
        22.5% <=  Y < 25%    1.625N              65,000
        -----------------------------------------------------------------
        20% <=  Y < 22.5%    1.5N                60,000
        -----------------------------------------------------------------
        17.5% <=  Y < 20%    1.375N              55,000
        -----------------------------------------------------------------
        15% <=  Y < 17.5%    1.25N               50,000
        -----------------------------------------------------------------
        12.5% <=  Y < 15%    1.125N              45,000
        -----------------------------------------------------------------
        10% <= Y < 12.5%     N                   40,000
        -----------------------------------------------------------------
        7.5% <=  Y < 10%     0.75N               30,000
        -----------------------------------------------------------------
        5%  <=  Y < 7.5%     0.5N                20,000
        -----------------------------------------------------------------
        2.5% <=  Y < 5%      0.25N               10,000
        -----------------------------------------------------------------
        Y < 2.5%             -                   -
        -----------------------------------------------------------------

4. All provisions and obligations, as contained in the C&B Regulations attached to this letter are applicable untill further notice. Over the next few years, you will continue to be notified by the Supervisory Board whether any departures from the C&B Regulations apply to you, and if so, in what way. Insofar as this letter refers to a one-off, non-obligatory commitment, you cannot derive any rights from it whatsoever for any subsequent years.

[GRAPHIC] ABN-AMRO

Page: 4
Date: 17 July 2000
To:   Mr R.W.J. Groenink


5. As member of the Managing Board you are not covered by the collective contract of employment under which the Bank's general staff serve (currently the ABN AMRO CAO).

6. As a member of the Managing Board you are obliged to abide by the Regulations on Insider Trading in ABNAMRO shares and the relevant provisions of the ABN AMRO Code of Conduct on Price-Sensitive Information and the Private Investment Transaction Regulations as these Regulations are in force.

We trust to have informed you sufficiently with respect to the compensation & benefits arrangements as applicable for 2000 and that we can inform you by the end of this year with respect to the new reward arrangements for 2001.

Yours Sincerely,



A.A. Loudon
Chairman of the Supervisory Board
ABN AMRO Bank N.V.
ABN AMRO Holding N.V.

[GRAPHIC] ABN-AMRO



Private & Confidential

Mr. R.W.J. Groenink


                                                        Amsterdam, 27 June 2001

Dear Mr Groenink,

We herewith confirm the new reward arrangements applying to you as Chief Executive Officer (CEO) and Chairman of the Managing Board of ABN AMRO Bank N.V. (hereinafter referred to as: the Bank) and ABN AMRO Holding N.V. (hereinafter referred to as: the Holding). These new arrangements are agreed by the Supervisory Board and they are effective from January 2001.

The new reward arrangements were developed with the assistance of Towers Perrin, an international consulting firm that specialises in executive remuneration within the context of two basic underlying principles. One is that in setting reward levels the Bank should aim to be competitive with leading European banks. The second principle is that there should be a much stronger focus on performance in the annual bonus plan and that there should be an additional incentive to achieve the very demanding targets that have been set in terms of total return to shareholders generated by ABN AMRO relative to the sample of international banks against which the Bank now compares.

The following are the main details of the new reward programme:
Base salary;
Annual bonus;
Share options;
Performance Share Plan.

In a later stage the total package of the applicable reward arrangements will be included in an updated version of the Compensation & Benefits Regulations for Chairman and Members Managing Board at ABN AMRO Bank N.V. (hereinafter referred to as the C&B Regulations) which will replace all the previous - verbal and/or written - agreements concluded with you.

Blad:   2
Datum:  27 June 2001
Aan:    Mr. R.W.J. Groenink


As for now we want to inform you of the new reward principles in general. The various plan rules have to be further worked out in the next couple of months. We will come back to you to confirm the precise terms and conditions after the plan designs will be completed and approved. This means that variables as described below, eg the performance criteria for options and performance share plan, could be subject to changes.

The provisions for the performance year 2001 are listed below:

1. 2001 Salary
Your annual base salary establised for 2001 is NLG 1,960,000 gross, which represents an uplift of 40% with regard to the salary for the Members of the Managing Board which for 2001 is fixed at NLG 1,400,000 gross. The statutory holiday allowance is included in this salary. The annual salary will be paid in twelve equal monthly instalments at the end of each calendarmonth, less all statutory deductions and contributions. The so called "overhevelingstoeslag" is now also included in the base salary.

2. Pensionable salary
The pensionable salary will be restricted to 90% of the actual base salary. The pensionable salary for 2001 for you is NLG 1,764,000. For Managing Board members the 2001 pensionable salary is NLG 1,260,000.

3. Bonus scheme
In Clause P3 of the C&B Regulations the profitsharing bonus scheme is described. This clause however was not applicable for the performance year 2000 and was replaced by the 2000 bonus-scheme. Starting 2001 the profitsharing bonus scheme is replaced by a new annual bonus scheme based on which the bonus will be expressed as a percentage of the annual gross salary.
The annual bonus will be based upon a combination of measures such as economic profit, return on equity, efficiency ratios and other key targets that are set for you at the beginning of each year. As well as taking into account performance against these measures in reaching a judgement on corporate performance, the Remuneration Committee will also take into account unforeseen circumstances and how well the Managing Board has responded to them.

Your bonus as CEO and that of the Chief Financial Officer will be fully based upon corporate performance objectives. For those Board members who are responsible for a SBU their bonus will be based upon corporate - as well as SBU performance.
Corporate and SBU performance will be measured by way of setting quantitative, financial objectives. All objectives are being weighted at the beginning of the review period and will be rated with a score in the range of 1 to 5 in accordance with the Performance Management System. Rating 3 ("meets requirements") is the target rating.

Blad:   3
Datum:  27 June 2001
Aan:    Mr. R.W.J. Groenink

Each of the ratings is linked to a bonuspercentage range as indicated in the table below. The last column in the table shows the median percentage of the bonus range.

-----------------------------------------------------------------------------------------------
         Performance bonus scheme range 0 - 100%
-----------------------------------------------------------------------------------------------
Performance         Description                               Bonus range as a       Median
Rating                                                       percentage of gross   percentage
                                                                annual salary      bonus range
-----------------------------------------------------------------------------------------------
Rating 1            Substantially below requirements                  0                 0
-----------------------------------------------------------------------------------------------
Rating 2            Below requirements                              0 - 60             30
-----------------------------------------------------------------------------------------------
Rating 3            Meets requirements                             60 - 75            67.5
-----------------------------------------------------------------------------------------------
Rating 4            Exceeds requirements                           75 - 90            82.5
-----------------------------------------------------------------------------------------------
Rating 5            Substantially exceeds requirements            90 - 100             95
-----------------------------------------------------------------------------------------------

For each Board member also qualitative objectives will be set which - in line with the Board member's responsibilities - will be either fully corporate performance related or divided between corporate and SBU performance.
In first instance the individual's quantitative score will lead to a rating in the scale of 1 to 5 and within the applicable range a provisional bonuspercentage will be set. This bonuspercentage will be corrected by way of using the average rating on the individuals set qualitative objectives. The 1 to 5 rating corresponds with a correction as shown in the table below:

    -----------------------------------------------------------------
           Qualitative score:           Bonuspercentage based on
                                           quantitative score:
    -----------------------------------------------------------------
                    1                           Minus 20%
    -----------------------------------------------------------------
                    2                           Minus 10%
    -----------------------------------------------------------------
                    3                         No adjustment
    -----------------------------------------------------------------
                    4                           Plus 10%
    -----------------------------------------------------------------
                    5                           Plus 20%
    -----------------------------------------------------------------

The normal maximum level of bonus will be set at 100% of annual base salary. However, in the event of truly superior performance the Remuneration Committee may award annual bonuses worth up to a maximum of 125% of base salary, which will include the maximum 20% adjustment of the bonuspercentage as described above.

Whereas the corporate objectives are the same for all Managing Board members, the SBU objectives differ per SBU. Attached to this letter are the specific targets as applicable for you as CEO for the performance year 2001.

Bonuses will be paid in May after the annual results have been agreed by the General Meeting of Shareholders in the Holding Company.

Blad:   4
Datum:  27 June 2001
Aan:    Mr. R.W.J. Groenink


4. Stock Option Plan
The executive stock option plan as such is not yet contained in the C&B Regulations, but since the performance year 1999 the stock option plan forms part of the Managing Board remuneration package. Under the current practice performance conditions have been applied to the grant, rather than the exercise, of options.

Regarding the option plan it has been decided that starting 2002 stock option grants will continue to be made but that performance criteria will be applied to exercise rather than grant as this is much more in line with general practice in Europe.

The face value of the options will be in the order of two to two and a half times base pay. For the option grant in 2002 this has now been fixed at a number of 80,000 shares for the Members of the Managing Board. For you as CEO the fixed number for 2002 is 40% higher, thus 112,000.
The corporate performance criterion that will be applied to determine whether, and when, options can be exercised has been chosen by the Remuneration Committee and will be RoE and EP; over the three year period following the grant EP should show a positive growth and for the time being RoE will be required to be at least 12.5% for option exercise to be permitted. If the criterion is not met in the third year after options are granted, the test may be re-applied in up to three subsequent years but if it is not met at all after six years from grant the options will lapse. This condition will in fact apply to all options granted from 2002 onwards, although the Supervisory Board has the authority to attach different performance criteria to every yearly option grant.
Options will have a ten year life instead of the current seven year life.

5. Performance Share Plan
Whereas the reward elements outlined above will result in a package which can be seen as relatively conventional there is a fourth element of reward introduced: the performance share plan. This plan is geared to the achievement of the Bank's total shareholder return goals and given the principle of high reward for high performance the Remuneration Committee has decided that the value of the shares awarded should be quite substantial ie normally in the order of one and a half times Managing Board base pay.

Given the very demanding targets that the Bank has set for itself, the Committee decided to make even higher awards in respect of the first two cycles of this plan and decided that 70,000 shares will be the standard award to Managing Board members in each of the cycles starting in 2001 and 2002. For you as Chairman the standard award for the cycles starting in 2001 and 2002 is 98,000 shares.

Blad:   5
Datum:  27 June 2001
Aan:    Mr. R.W.J. Groenink


The performance share plan will operate over successive four year performance periods with a new performance period starting every year and the first one starting from January 2001.

At the beginning of the period you will receive a conditional award of shares and, depending upon the Bank's performance during the period, some, all or none of these shares will be made over to you at the end of the period - assuming, of course, that you remain in service at that time.
The full, standard award will be paid if the Bank is ranked fifth in terms of the total return to shareholders it generates relative to the peer sample of 20 other banks. There will be a sliding scale with no award for a position lower than tenth and an award of 150% of the standard amount if the Bank is at the very top of the TRS rankings.

         --------------------------------------------------------------
         Relative TRS Rank             Percent of Full Award Vesting
         --------------------------------------------------------------
         Below 10th                    --
         --------------------------------------------------------------
         10th                          10%
         --------------------------------------------------------------
         9th                           20%
         --------------------------------------------------------------
         8th                           40%
         --------------------------------------------------------------
         7th                           60%
         --------------------------------------------------------------
         6th                           80%
         --------------------------------------------------------------
         5th                           100%
         --------------------------------------------------------------
         4th                           110%
         --------------------------------------------------------------
         3rd                           120%
         --------------------------------------------------------------
         2nd                           135%
         --------------------------------------------------------------
         1st                           150%
         --------------------------------------------------------------

6.  Expense allowance
The gross amount of the expense allowance will disappear and starting 2001 only the net amount of NLG 12,000 per year will be paid. For the Members of the Managing Board the expenses allowance is now fixed at NLG 9,000 per year.

7.  Personal accident insurance / Travel insurance
The personal accident insurance cover for ABN AMRO Top Executives has been adjusted from 2001 onwards. The insurance provides for payment of a lump sum in the event of death or total or permanent incapacity resulting from an accident. The cover applies twenty-four hours a day, irrespective of the top executive's location and whether he is working or not.

Blad:   6
Datum:  27 June 2001
Aan:    Mr. R.W.J. Groenink


The new cover for you as CEO is as follows:
Euro 2,500,000 in the event of death, payable to one or more beneficiaries nominated by you;
Euro 2,500,000 in the event of permanent incapacity, payable to you.
The cover for the Members Managing Board is Euro 1,800,000.

Continuous travel insurance
In addition to accident insurance, you are covered twenty-four hours a day by travel insurance. This covers luggage, money, negotiable papers and additional expenditure and is valid for all business or private journeys to any part of the world. Since 2001 the insurance also covers also cancellation costs.


We trust to have informed you sufficiently for now and are pleased to come back to you with more detailed information in the coming months.


Yours Sincerely,



A.A. Loudon
Chairman of the Supervisory Board
ABN AMRO Bank N.V.
ABN AMRO Holding N.V.

[GRAPHIC] ABN-AMRO



Private & Confidential

Mr. R.W.J. Groenink


                                                        Amsterdam, 17 July 2002
Dear Mr Groenink,

The Compensation Committee of the Supervisory Board has reviewed the Managing Board's bonus criteria for the 2002 performance year. For the general description of the bonus arrangement we refer to our letter dated 27 June 2001, in which the new Managing Board reward arrangements as effective from January 2001 were confirmed.

Your bonus as CEO and that of the Chief Financial Officer will be fully based on ABN AMRO corporate performance objectives. Bonuses for the members of the Managing Board who are responsible for a SBU will be based for 50% on corporate performance and for 50% on SBU performance.

Managing Board bonuses will be determined on the basis of the actual performance against the set quantitative objectives. The on target bonuses will, on the basis of quantitative criteria, range between 60-75% of base salary, with upper limits of 100% for outstanding performance and an absolute maximum of 125% for exceptional contributions.
The Compensation Committee may on the basis of their assessment of the individual performance on qualitative internal and external criteria adjust the bonus outcome at their discretion within a range of -/- 20 to + 20% of base salary.

The corporate performance criteria for the 2002 bonus are tabled in the attachment to this letter.

We trust to have informed you sufficiently and wish you every success in delivering these demanding targets.

Yours Sincerely,



A.A. Loudon
Chairman of the Supervisory Board
ABN AMRO Bank N.V.
ABN AMRO Holding N.V.

[GRAPHIC] ABN-AMRO



Private & Confidential

Mr. R.W.J. Groenink


                                                      Amsterdam, 16 August 2002

Re: ABN AMRO Top Executive Performance Share Plan

Dear Mr Groenink,

It pleases us to confirm that the Supervisory Board has decided to adjust the award vesting schedule for the 2001 and 2002 cycle and to adjust the future award levels of the Performance Share Plan (PSP).

For the general description of the PSP we refer to our letter dated 27 June 2001, in which the new Managing Board reward arrangements as effective from January 2001 were confirmed.

Adjustment vesting schedule PSP award
-------------------------------------
The revised award vesting schedule will apply retroactively from the first award in 2001 and also is applicable for the 2002 PSP award. This is reflected in the two award certificates attached to this letter which contain the final details for the 2001 and 2002 cycles.

As before and visible from the table below 100% of the award will be payable if the Bank is ranked fifth in terms of the total return to shareholders it generates relative to the peer sample of 20 other banks. Equally no award will be granted if the Bank will be ranked lower than tenth position. However the sliding scale for the positions from fifth to tenth has been adjusted and so has the award for the second position.

----------------------------------------------------------------------------------------------------------------
Vesting schedule PSP for 2001 and 2002 awards
----------------------------------------------------------------------------------------------------------------
Ranking in                  1        2         3        4        5        6        7        8        9      10
comparator group
----------------------------------------------------------------------------------------------------------------
Final award in % of       150%      130%     120%     110%     100%      85%      70%      55%      40%     25%
initial award
----------------------------------------------------------------------------------------------------------------

Blad:  2
Datum: 16 August 2002
Aan:   Mr. W.G. Jiskoot


Award level
-----------
In 2001 the Compensation Committee decided to make higher awards in respect of the first two PSP cycles, starting in year 2001 and 2002. Considering that the PSP has been designed to deliver "superior pay for superior performance" and that the Managing Board are still facing the challenges of major transition, the award level for the 2003 cycle will once more be set at 98,000 for the Chairman and 70,000 for the Members Managing Board. In the subsequent cycles it will reduce to 70,000 for the Chairman (50,000 for Managing Board Members) instead of the earlier agreed reduction to 56,000 and 40,000 for the Members of the Managing Board.

We trust to have come to meet your expectations by making the changes in the PSP as mentioned above.

Yours Sincerely,



A.A. Loudon
Chairman of the Supervisory Board
ABN AMRO Bank N.V.
ABN AMRO Holding N.V.